Exhibit 99.2

GBA News
July 26, 2012	FOR FURTHER INFORMATION
Hank Parry/Media;
Al Waddill/Investor Information
Groen Brothers Aviation, Inc.
801/973-0177

GROEN BROTHERS AVIATION ANNOUNCES
JOINT VENTURE AGREEMENT TO ESTABLISH GYROPLANE MANUFACTURING IN CHINA

Salt Lake City, Utah – July 26, 2012 – Groen Brothers Aviation, Inc. (“GBA”) (stock symbol “GNBA”) is announcing in contemplation of the financial restructuring of the Company, that on July 18, 2012 an agreement was reached between its newly formed wholly owned subsidiary, “Groen Brothers Aviation Corporation” (“GBAC”) and The General Office of Wuhai City Government (“WCG”), Inner Mongolia Autonomous Region, P.R. China.  Under this agreement, GBAC will form a Joint Venture Company (as described below), to establish a new Wuhai Aviation Industrial Park within the Wuhai Economic Development Zone Low Carbon Industrial Park.  The GBAC Joint Venture Company, as the anchor tenant of the Aviation Industrial Park, will also establish a series of modern aircraft manufacturing facilities primarily to produce FAA Type Certified Gyroplanes of GBA’s designs and a few carefully chosen fixed wing designs that fit within GBA’s standard for highly advanced aircraft.  This will include the tandem seating SportHawk and ShadowHawk Gyroplane series, the ArrowHawk Gyroplane series starting at seven seats but subsequently up through 14 seats, and eventually the GBA GyroLiner class VTOL airliner series from 19 seats up to 100 seats.  Though the market for these aircraft is expected to be extremely large within China, these aircraft will be produced for worldwide distribution.

The Wuhai Aviation Industrial Park established by the GBAC Joint Venture Company will include full airport facilities capable of properly handling general aviation operations including a runway sufficient in length and size for use by executive business jets up to the Gulfstream sized aircraft.  In addition to the manufacturing facilities and airport terminal operations, located within the Wuhai Aviation Industrial Park will be training facilities for aircraft assembly personnel, aircraft “A&P” mechanics training, and both fixed wing and rotor wing pilot training with a pilot center and flying club; a research and development center; a not for profit aviation technology training center; and employee and student housing.  GBAC will be responsible for leading the whole of this effort and providing the necessary cadre to ensure its quality and timely completion.  WCG will provide up to approximately 2.6 square kilometers of land within the Low Carbon Industrial Park for placement of the Aviation Industrial Park and its associated facilities.

GBA is also announcing that GBAC has entered into a joint venture agreement with ZhongXin Group Ltd. Co. registered in Hong Kong, SAR, China (“Hong Kong ZhongXin,”), a technology investment company.  Under this agreement, GBAC and Hong Kong ZhongXin are establishing the Joint Venture Company described above, tentatively named “GBA Aviation Investment Limited” (“GAI-JV”).  This Company will be registered in Wuhai City, Inner Mongolia Autonomous Region, P.R. China, with each party holding a 50% share ownership.  GBAC will license appropriate “civil” gyroplane technologies to GAI-JV.  None of GBAC’s military specific technologies will be transferred and the JV company will be restricted to civil aircraft only.

On May 1, GBA filed a Form 8-K, with a copy of its associated Schedule 14C Preliminary Information Statement, which announced that following months of in depth negotiations with all its creditors, most of whom are significant equity holders as well, GBA had reached an agreement for a plan to accomplish a major financial restructuring.  That filing also noted that the Company had received a commitment from the holders of a significant majority of voting shares to vote in favor of the restructuring plan; subsequently a majority of votes has been received.

This plan will result in the elimination of substantially all of the Company’s debt obligations, which currently exceed $170 million, through the exchange of all of such debt for stock in GBA’s newly formed private entity (as mentioned above) named, “Groen Brothers Aviation Corporation.”  In return, GBA will transfer substantially all its assets, notably all of its technologies, knowhow, and associated patents, into Groen Brothers Aviation Corporation in exchange for this relief of debt and maintenance of some continued ownership of Groen Brothers Aviation Corporation.  In contemplation of this financial restructuring, GBA filed in the State of Delaware a Certificate of Incorporation for GBAC as a wholly-owned subsidiary of GBA Inc.

GBA anticipates that its financial restructuring process will be completed in early August.  It is expected that based on an August transaction date, the “Secured Debt Obligation Holders” in the aggregate will own approximately 73% of GBAC, the “Other GBA Debt Obligation Holders” in the aggregate will hold approximately 14%, Management combined will hold 9%, and GBA itself will hold approximately 4% of GBAC.  It is anticipated that GBAC will also form additional subsidiaries wherein GBA developed technologies will be utilized and significant additional funding will be raised in those subsidiaries to complete the commercialization of GBA’s Civil and Military technologies, both manned and unmanned.

The activities that heretofore have been undertaken by GBA and its operating subsidiary Groen Brothers Aviation USA, Inc. will be carried forward after the financial restructuring by the operations of Groen Brothers Aviation Corporation.  So that we may be able to retain the ‘good-will-value’ of the Groen name within the aerospace industry, the new private company has been named “Groen Brothers Aviation Corporation.”  The existing public company, GBA, will continue to be a “holding company,” but whereas it now owns 100% of its technologies and is in debt by more than $170,000,000, its total asset after the restructuring will become its minority interest in Groen Brothers Aviation Corporation and it will be, essentially, debt free.

About Groen Brothers Aviation, Inc.

Groen Brothers Aviation, Inc. has been developing gyroplane technology since 1986 and is recognized as the world’s leading authority on sustained autorotative flight.  Powered by a Rolls-Royce gas turbine engine, GBA developed the world’s first commercially viable modern gyroplane – the first “autogiro” to utilize a jet engine – the Hawk 4 Gyroplane.  The Hawk 4 was used extensively for security aerial patrol missions during the 2002 Winter Olympics in Salt Lake City.

GBA announced in October 2005 that DARPA, an arm of the United States Department of Defense, awarded a contract to GBA to form and lead a team to design a proof of concept high-speed, long-range, vertical takeoff and landing (VTOL) aircraft designed for use in combat Search and Rescue roles.  This modern rotorcraft, named by DARPA as the “Heliplane,” was designed to exploit GBA’s gyrodyne technology; offering the VTOL capability of a helicopter, the fast forward flight of an airplane, and the safety, simplicity, and reliability of a GBA gyroplane.  GBA successfully completed Phase I of the Heliplane contract and participated as a subcontractor to the Georgia Institute of Technology for tip-jet noise reduction work for Phase IB, which was also successful.  To date, DARPA has not announced funding for Phase II and the future involvement of the Company in the DARPA contract is unknown.  The Heliplane could be the next generation rotor wing aircraft, meeting economy and performance goals not considered achievable by any other type of VTOL aircraft.

Further information about the Company, its products, and individual members of the GBA Team is available on the Company’s web site at: www.groenbros.com.

Safe Harbor Statement/Forward-Looking Information Disclaimer

Certain statements in the news release by Groen Brothers Aviation are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking information is subject to risk and uncertainty.  Certain statements in this Press Release may contain forward-looking information that involves risk and uncertainty, including but not limited to, the Company’s ability to fund ongoing operations and to complete its obligations under the government contract and its other ongoing commitments.  Future results and trends depend on a variety of factors, including the Company’s successful execution of internal performance plans and agreements; product development and performance; risks associated with regulatory certifications of the Company’s commercial aircraft by U.S. and foreign governments; government bid and funding availability uncertainty; other regulatory uncertainties; performance issues with key suppliers and subcontractors; governmental export and import policies; and the ability to adequately finance operations including meeting its debt obligations, fund manufacturing and delivery of products.